UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

ARK 21SHARES BITCOIN ETF

(Exact name of registrant as specified in its charter)

Delaware	001-41910	87-6497023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

158 W. 27th Street
New York, New York	10001
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (646) 370-6016

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest of ARK 21Shares Bitcoin ETF	ARKB	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Support Services Agreement

On October 16, 2026, 21Shares US LLC, the sponsor (the “Sponsor”) of ARK 21Shares Bitcoin ETF (the “Trust”), provided notice to ARK Investment Management LLC (“ARK”) of the termination of the marketing and sub-advisory agreement (the “Support Services Agreement”) between the Sponsor and ARK relating to the sub-advisory services and marketing assistance ARK provides to the Trust, effective December 22, 2026. The Sponsor has elected to terminate the Support Services Agreement pursuant to its terms.

In connection with the termination of the Support Services Agreement, on December 15, 2026, the Sponsor intends to (i) change the name of the Trust to “21Shares Bitcoin ETF” and (ii) change the ticker symbol which the Trust’s shares of beneficial interest trade on the Cboe BZX Exchange, Inc. to “TBIT”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2026	ARK 21SHARES BITCOIN ETF

21Shares US LLC, as Sponsor of ARK 21Shares Bitcoin ETF

	By:	/s/ Duncan Moir
	Name:	Duncan Moir
	Title:	President

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